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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                        ---------------------------


                                  FORM 8-K

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                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): July 7, 1998

                                CHIREX INC.
           (Exact name of registrant as specified in its charter)


            Delaware
(State or other jurisdiction of        0-27698              04-3296309
            incorporation)      (Commission File No.)     (IRS Employer
                                                        Identification No.)

                            300 Atlantic Street
                                 Suite 402
                        Stamford, Connecticut 06901
        (Address of principal executive offices, including zip code)

                               (203) 351-2300
            (Registrant's telephone number, including area code)





                             Page 1 of 3 Pages
                          Exhibit Index on Page 3


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                                                                          2

Item 5.  Other Events

     Attached as an Exhibit to this Report is the Press Release issued by ChiRex Inc. announcing the retirement of Alan R. Clark as Chairman and Chief Executive Officer and other management changes.


                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CHIREX INC.

                                 By: /s/ Michael A. Griffith
Date:  July 7, 1998                  ------------------------
                                     Name:   Michael A. Griffith
                                     Title:  Office of the Chief Executive
                                             and Chief Financial Officer

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                             INDEX TO EXHIBITS


Exhibit No.                         Description

99 Press release dated July 7, 1998, announcing the retirement of Alan R. Clark as Chairman and Chief Executive Officer and other management changes.


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Contacts:

Michael A. Griffith                Douglas MacDougall
Office of the CEO                  Vice President
ChiRex Inc.                        Feinstein Kean Partners Inc.
(203) 351-2300                          (617) 577-8110


FOR IMMEDIATE RELEASE


            CHIREX ANNOUNCES RESTRUCTURING TO IMPLEMENT PRODUCT
                            MANAGEMENT STRATEGY

                       -Management Changes Underway-

Stamford, Connecticut, July 7, 1998--ChiRex Inc. (Nasdaq: CHRX), a major Contract Manufacturing Organization, announced today a restructuring of the Company's operations. In order to better fulfill the needs of the Company's pharmaceutical and biotech customers worldwide, ChiRex is shifting to a product management structure that will emphasize all aspects of customer service, including rapid and efficient application of the Company's proprietary technology. The Company also announced management change to implement the restructuring.

Effective immediately, Alan R. Clark, Chairman and Chief Executive Officer, is retiring from his executive positions and as a member of the Board to pursue personal interests. Elizabeth M. Greetham of Weiss, Peck & Greer Investments, currently a ChiRex Board member, will become Chairman of the Board of Directors. An Office of the Chief Executive has been established, to be shared by Michael A. Griffith, who has served as Chief Financial Officer of ChiRex since its formation, and by Frank J. Wright, currently Vice President of Operations, based at the ChiRex facility in Annan, Scotland. An executive search firm has been commissioned to seek a permanent Chief Executive Officer. Ian Shott, formerly General Manager of one of the world's largest pharmaceutical contract manufacturing firms, will be joining ChiRex as Chief Operating Officer and as a member of the Office of the Chief Executive, effective September 1, 1998.

"Since its formation in 1996, ChiRex has successfully positioned itself as a major supplier to the world's largest pharmaceutical companies, and we are extremely grateful to Alan Clark for his leadership during this initial phase of the Company's evolution," stated Ms. Greetham.

Mr. Griffith described the restructuring as an important strategic move for ChiRex. "The new team recognizes that ChiRex needs to operate as a true full-service Contract Manufacturing Organization that can partner with clients throughout the life cycle of their high-value ethical pharmaceutical products. We are therefore developing a product management structure in place of the traditional departmental organization. Such an approach is the norm for our industry sector, and is much more conducive to communicating effectively with our customer base. We believe we have put in place virtually all the elements needed--the technology, the people, the facilities and the assets--to fulfill our growth objectives for this next phase of the Company's development.

Mr. Griffith added: "We are particularly pleased to welcome Ian Shott, who has an outstanding track record in directing global multi-site manufacturing operations, and guiding them to meet growing market needs. We believe his energy and experience will be extremely valuable in propelling ChiRex to a new level of leadership in the industry."

In connection with the restructuring, two operating vice presidents have also resigned to pursue other opportunities. Additional changes in operating management may occur in coming weeks as the Company implements the product management approach. As a result, ChiRex expects to post a one-time after-tax restructuring charge of approximately $3.3 million, or $0.28 cents per share, in the third quarter 1998.

Ms. Greetham has been associated with Weiss, Peck & Greer since 1990. She manages the Weiss, Peck & Greer-Life Sciences Funds, which invest in select biotechnology stocks. Previously, she was consultant to F. Eberstadt & Co. She has over 25 years of investment experience as a portfolio manager and pharmaceutical analyst in the United States and Europe. She has served as a ChiRex Board member since 1996. She also is a member of the boards of directors of CliniChem Development, Guilford Pharmaceutical, Sangstat Medical, and PathoGenesis Corporation. Ms. Greetham earned an MA (Hons) from the University of Edinburgh.

Mr. Wright joined ChiRex as Vice President of Operations in November 1997, following the acquisition of Glaxo's Annan facility by ChiRex. During the previous 16 years, Mr. Wright served in senior positions at Glaxo in


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outsourcing and procurement, manufacturing strategy and corporate development. He trained as a mechanical engineer, and studied business and management development at Liverpool University and London Business School.

Mr. Shott has more than 20 years experience in the fine chemical industry. For the past five years, he has served as an executive at Lonza Fine Chemicals, a Swiss-based contract manufacturing firm. At Lonza he held the positions of General Manager - Exclusive Fine Chemicals and Head of International Supply Chain Management: was a member of the Executive Committee; and served as Head of Corporate Development, Strategic Development and core Competence Centres. Previously, he served at ICI and then Zeneca Fine Chemicals for 15 years, culminating in the position of Business General Manager. Mr. Shott holds a Bsc in Chemical Engineering from the Imperial College in London.

Michael A. Griffith has served as ChiRex's Chief Financial Officer and a member of the Board of Directors since 1996. Previously, he was a Director of Credit Suisse First Boston, and Vice President of Bankers Trust Company. Mr. Griffith holds a Master of Management in finance, marketing, and international economics from the J.L. Kellogg Graduate School of Management at Northwestern University.

ChiRex is a Contract Manufacturing Organization serving the outsourcing needs of the pharmaceutical industry through its extensive pharmaceutical fine chemical manufacturing, process development capabilities and proprietary technologies. The Company supports and supplements the in-house development and manufacturing capabilities of its pharmaceutical and biotechnology customers with a broad range of fully integrated services, accelerating the time from drug discovery to commercialization. ChiRex currently produces products in its world-class, FDA cGMP manufacturing facilities located in Dudley, Northumberland, England, and Annan, Scotland, and employs 610 people. ChiRex holds over 50 patents and patent applications in the field of chiral chemistry.

Any statements contained in the release that relate to future plans, events, or performance, are forward-looking statements that involve risk and uncertainties, including, but not limited to, product development and market acceptance risks, product manufacturing risks, the impact of competitive products and pricing, the results of current and future licensing and other collaborative relationships, the results of financing efforts, developments regarding intellectual property rights and litigation, risks of product non-approval or delays or post-approval reviews by the FDA or foreign regulatory authorities, and other risks identified in ChiRex Inc.'s Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undo reliance on these forwarding-looking statements, which speak only as the date. ChiRex undertakes no obligations to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.